SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                  ------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                  ------------

                                   AT&T CORP.

                  A New York                     I.R.S. Employer
                  Corporation                    No. 13-4924710

            32 Avenue of the Americas, New York, New York 10013-2412
                                  ------------

               Shares Issuable Under the Stock Option Plan of the
                      AT&T 1987 Long Term Incentive Program
                                  ------------

                                Agent for Service
                  Edward M. Dwyer, Vice President and Treasurer
            32 Avenue of the Americas, New York, New York 10013-2412
                                 (212) 387-5400
                                  ------------

                  Please send copies of all communications to:
             Marilyn J. Wasser, Vice President - Law and Secretary
            32 Avenue of the Americas, New York, New York 10013-2412
                                  ------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
              +                   + Proposed     +     Proposed    +
              +                   + maximum      +     maximum     +
   Title of   +     Amount        + offering     +    aggregate    + Amount of
securities to +      to be        +  price       +     offering    +registration
be registered +    registered     + per share*   +      price*     +    fee
================================================================================
AT&T Corp.    +                   +              +                 +
shares        +    20,000,000     +  $ 62.19     + $1,243,750,000  + $366,906.25
(common--par  +                   +              +                 +
value $1 per  +                   +              +                 +
share)        +                   +              +                 +
              +                   +              +                 +
              +                   +              +                 +
================================================================================

         *Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Securities Act of 1933, based upon the average of the high and low sale prices of the common stock, par value $1 per share, of AT&T Corp. on the New York Stock Exchange on February 25, 1998.
                                    ---------

                                     Part II

                 INCORPORATION OF EARLIER REGISTRATION STATEMENT

The following portion of registration statement (File No. 33-56643) for the AT&T 1987 Long Term Incentive Program are incorporated by reference therein.

                    Part II - Item 3, Item 4, Item 5, Item 6, Item 7, Item 9.

Item 8.  Exhibits


Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.



         Exhibit
         Number



          23     Consent of Coopers & Lybrand L.L.P.

          24 Power of Attorney executed by officers and directors who signed this registration statement.

                                   SIGNATURES
The Registrant

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on March 2, 1998.

                            AT&T CORP.


                            /s/  E. M. Dwyer
                            ------------------------------
                            By:  E. M. Dwyer
                                 Vice President and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:                  #
                                              #
         C. Michael Armstrong     Chairman    #
                                 of the Board #
                                              #
                                              #
Principal Financial Officer:                  #
                                              #
                          Senior Executive    #
         D. E. Somers    Vice President and   #
                           Chief Financial    #
                               Officer        #
                                              ###
                                              #
                                              #   By Edward M. Dwyer
                                              #  (attorney-in-fact)*
Principal Accounting Officer:                 #
         M. B. Tart         Vice President    #
                            and Controller    #   March 2, 1998
                                              #
Directors:                                    #
         C. Michael Armstrong                 #
         Kenneth T. Derr                      #
         M. Kathryn Eickhoff                  #
         Walter Y. Elisha                     #
         George M. C. Fisher                  #
         Donald V. Fites                      #
         Ralph S. Larsen                      #
         Donald F. McHenry                    #
         Michael I. Sovern                    #
         Thomas H. Wyman                      #   *by power of attorney
         John D. Zeglis                       #

                                  EXHIBIT INDEX


         Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.


         Exhibit
         Number


          23     Consent of Coopers & Lybrand L.L.P.

          24 Power of Attorney executed by officers and directors who signed this registration statement.